Exhibit 21.1

Company Name	State/Country of Incorporation
Argus Payments Inc.	Delaware
BDM Ventures Limited	British Virgin Islands
BDMHK Ventures Limited	Hong Kong
Big Ego Games Inc.	California
BIG HAT ENTERPRISES, INC.	Panama
Big Island Technology Group, Inc.	California
Blue Hen Group Inc.	Delaware
Confirm ID, Inc.	California
Danni Ashe, Inc.	California
Fastcupid, Inc.	California
Flash Jigo Corp.	Delaware
FriendFinder California Inc.	California
FriendFinder GmbH	Germany
FriendFinder Networks Inc.	Nevada
FriendFinder Processing Ltd.	St. Christopher and Nevis
FriendFinder United Kingdom Ltd.	England and Wales
FRIENDFINDER VENTURES INC.	Nevada
FRNK Technology Group	California
Frodo Enterprises Ltd.	Republic of Mauritius
General Media Art Holding, Inc.	Delaware
General Media Communications, Inc.	New York
General Media Entertainment, Inc.	New York
Giant Swallowtail Inc.	Delaware
Global Alphabet, Inc.	California
GMCI Internet Operations, Inc.	New York
GMI On-Line Ventures, Ltd.	Delaware
Goldenrod Spear Inc.	Delaware
Interactive Network, Inc.	Nevada
JG Enterprises Limited Liability Company Podgorica	Montenegro
JGC Holdings Limited	British Virgin Islands
Jigocity Australia Holdings Limited	British Virgin Islands
Jigocity Brazil Holdings Limited	British Virgin Islands
Jigocity Malaysia SND BHD	Malaysia
Jigocity PTY LTD	Australia
Jigocity SEA PTE. LTD.	Singapore
Jigocity Singapore Holdings Limited	British Virgin Islands
Jigocity South Korea Holdings Limited	British Virgin Islands
Jigocity Taiwan Holdings Limited	British Virgin Islands
Magnolia Blossom Inc.	Delaware
Medley.com Incorporated	California
NAFT MEDIA, S.L.	Spain
NAFT News Corporation	California
New Light Brasil Ltda.	Brazil
Penthouse Clubs International Establishment	Liechtenstein
Penthouse Digital Media Productions Inc.	New York
Penthouse Financial Services N.V.	Curacao Netherlands Antilles
Penthouse Images Acquisitions, Ltd.	New York
PLAYTIME GAMING INC.	California
PMGI Holdings Inc.	Delaware
PPM Technology Group, Inc.	California
Pure Entertainment Telecommunications, Inc.	New York
Shanghai Jiyu Information and Technology Limited (WOFE)	China
Sharkfish, Inc.	California
Snapshot Productions, LLC	Texas
Streamray, Inc. (St. Kitts)	St. Christopher and Nevis
Streamray Inc.	Nevada
Streamray Processing Ltd.	England and Wales
Streamray Studios Inc.	California
Tan Door Media Inc.	California
Traffic Cat, Inc.	California
Transbloom, Inc.	California
Various, Inc.	California
Ventnor Enterprise Limited	England and Wales
Video Bliss, Inc.	California
West Coast Facilities Inc	California
Wight Enterprise Limited	England and Wales